News Release

Trustmark Corporation Announces 2014 Financial Results

JACKSON, Miss. – January 27, 2015 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $28.1 million in the fourth quarter of 2014, which represented diluted earnings per share of $0.42.  For the full year 2014, net income totaled $123.6 million, which resulted in diluted earnings per share of $1.83, an increase of 4.6% from the prior year.  Trustmark’s performance during 2014 produced a return on average tangible equity of 12.97% and a return on average assets of 1.03%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2015, to shareholders of record on March 1, 2015.

Gerard R. Host, President and CEO, stated, “2014 was a year of significant accomplishments for Trustmark.  We continued to build upon and expand customer relationships, as reflected by growth in our diversified banking, wealth management and insurance businesses.  Over the course of the year, total revenue expanded to $578.5 million, the highest level in Trustmark’s 125-year history.  Credit quality continued to improve and remained an important contributor to our financial success.  We continued investing in technology to increase revenue, improve efficiency, and ensure compliance with regulatory mandates.  We have the necessary infrastructure in place to support a significantly larger organization and are well-positioned to meet the financial needs of our customers and create value for our shareholders.”

Balance Sheet Management
●	Loans held for investment increased $650.6 million, or 11.2%, in 2014
●	Average noninterest-bearing deposits represented 29.0% of average total deposits in the fourth quarter
●	Capital base provides opportunity to support additional growth

Loans held for investment totaled $6.4 billion at December 31, 2014, an increase of $115.8 million, or 7.2% annualized, from the prior quarter and $650.6 million, or 11.2%, from one year earlier.  The sequential quarter increase reflected diversified loan growth across Trustmark’s five-state franchise.  Construction, land development and other land loans increased $39.1 million during the fourth quarter driven by commercial and residential construction in Trustmark’s Texas, Alabama and Tennessee markets, which was offset in part by reductions in Mississippi.  Other loans, which include lending to states and municipalities, nonprofits and real estate investment trusts, increased $38.8 million during the fourth quarter as a result of growth in Trustmark’s Mississippi, Texas and Alabama markets.  Commercial and industrial loans increased $23.6 million during the quarter principally due to growth in the Mississippi and Alabama markets.  Other real estate secured loans, which include multifamily projects, increased $14.0 million during the quarter as growth in Trustmark’s Mississippi and Alabama markets was offset in part by reductions in Texas.  The single-family mortgage portfolio increased $8.9 million during the fourth quarter, reflecting growth in Trustmark’s Alabama and Mississippi markets.  Loans secured by nonfarm and nonresidential real estate decreased $7.7 million during the quarter as growth in owner-occupied real estate was more than offset by declines in income producing loans.

Acquired loans totaled $549.4 million at December 31, 2014, down $42.7 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $7.0 billion at December 31, 2014, up $73.1 million, or 4.2% annualized, from the prior quarter.

Average earning assets during the fourth quarter increased $58.2 million relative to the prior quarter principally due to increased balances of loans held for investment.  Average deposits in the fourth quarter declined $163.3 million, reflecting a $150.9 million decrease in average interest-bearing deposits and $12.4 million decline in average noninterest-bearing deposits.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  At December 31, 2014, Trustmark’s tangible equity to tangible assets ratio was 8.62%, while the total risk-based capital ratio was 14.56%.  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Credit Quality
●	Significant improvement in classified and criticized loan balances
●	Other real estate declined 4.7% and 13.2% from the prior quarter and year, respectively
●	Allowance for loan losses represented 180.95% of nonperforming loans, excluding impaired loans

Nonperforming loans totaled $79.3 million at December 31, 2014, a decrease of $9.0 million from the prior quarter and an increase of $14.1 million from one year earlier.  The increase in nonperforming loans year-over-year was primarily the result of a few significant substandard credit relationships migrating to nonaccrual status during the year. Other real estate totaled $92.5 million, a decrease of $4.5 million, or 4.7%, from the prior quarter.  Relative to levels one year earlier, other real estate decreased $14.0 million, or 13.2%.  Collectively, nonperforming assets totaled $171.9 million, a decrease of $13.5 million from the prior quarter and an increase of $75 thousand from one year earlier.

During the fourth quarter of 2014, recoveries exceeded charge-offs, resulting in a net recovery position of $875 thousand.  This compares favorably to the net recovery position in the prior quarter of $428 thousand and net charge-off position of $201 thousand for the comparable period one year earlier.  During 2014, Trustmark had a net recovery position of $2.0 million, comparing favorably to a net recovery position of $1.1 million in the prior year.  During the fourth quarter of 2014, the provision for loan losses for loans held for investment was a negative $1.4 million; for the year 2014, the provision for loan losses for loans held for investment was $1.2 million compared to a negative $13.4 million for 2013.

During the fourth quarter, Trustmark experienced a 5.4% reduction in classified loan balances and a 14.7% decline in criticized loan balances relative to the prior quarter.  When compared to the prior year, classified loan balances decreased 12.3% while criticized loan balances declined 15.9%.

Allocation of Trustmark’s $69.6 million allowance for loan losses represented 1.23% of commercial loans and 0.67% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.08% at December 31, 2014, which represents a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 180.95% of nonperforming loans, excluding impaired loans.

All of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation
●	Total revenue expanded to $578.5 million in 2014
●	Net interest income (FTE) achieved record level of $421.2 million in 2014
●	Insurance and wealth management revenue increased 8.6% and 9.7%, respectively, during the year

Net interest income (FTE) in the fourth quarter totaled $103.1 million, resulting in a net interest margin of 3.86%.  Relative to the prior quarter, interest income (FTE) decreased $7.2 million due principally to a $6.7 million decline in recoveries on acquired loans.  The yield on acquired loans in the fourth quarter totaled 9.38% and included recoveries from settlement of debt of $2.0 million, which represented approximately 1.38% of the total acquired annualized loan yield in the fourth quarter.  Excluding acquired loans, the net interest margin in the fourth quarter totaled 3.54% and included $2.2 million (eight basis points) of yield maintenance payments on prepaid securities.  Net interest income (FTE) in 2014 totaled $421.2 million, an increase of 4.4% from the prior year; the net interest margin (FTE) was 4.03% in 2014 compared to 4.01% in 2013.

Noninterest income totaled $42.0 million in the fourth quarter, a decrease of 2.0% from the prior quarter and an increase of 8.7% from levels one year earlier.  Total noninterest income in 2014 was $173.1 million, down 0.4% from the prior year.  Bank card and other fees totaled $6.7 million in the fourth quarter, a decrease of 7.8% from the prior quarter and 29.9% from the comparable period one year earlier, reflecting the impact of decreased interchange income as a result of Trustmark becoming subject to debit card interchange fee standards effective July 1, 2014.  Service charges on deposit accounts totaled $12.5 million, a decline of 1.8% from the prior quarter and 4.6% from the comparable period one year earlier; the decline was attributable to a reduction in NSF and overdraft fees resulting from changes in customer practices.

Insurance revenue in the fourth quarter totaled $7.8 million, reflecting a seasonal decrease of 15.2% relative to the prior quarter and an increase of 6.6% from levels one year earlier.  Improved performance year-over-year resulted from increasing business development efforts.  Insurance revenue totaled $33.5 million in 2014, an increase of 8.6% relative to the prior year.

Wealth management revenue totaled $8.5 million in the fourth quarter, an increase of 5.3% from the prior quarter and 3.9% from the comparable period one year earlier.  This growth was attributable to improved profitability within the trust management business as well as increased sales within investment services resulting from improved market conditions.  Wealth management revenue in 2014 totaled $32.3 million, an increase of 9.7% relative to the prior year.

Mortgage banking revenue in the fourth quarter totaled $5.9 million, an increase of 1.3% relative to the prior quarter and 14.1% from the comparable period one year earlier.  Mortgage loan production in the fourth quarter totaled $293.8 million, reflecting a seasonal decrease of 14.9% from the prior quarter and an increase of 6.5% from levels one year earlier due to expanded originations in Trustmark’s Alabama markets.  Mortgage loan production in 2014 totaled $1.2 billion, a decline of 17.8% from levels in 2013, while mortgage banking revenue declined 26.0% to $24.8 million principally due to lower secondary marketing gains resulting from tightening mortgage spreads and reduced volume.

Noninterest Expense
●	Routine noninterest expense remained well-controlled
●	Continued realignment of branch network to enhance efficiency and revenue growth
●	Tax credit investments reduced the effective tax rate to 23.8% in 2014

Noninterest expense totaled $104.4 million in the fourth quarter.  Excluding ORE expense and intangible amortization of $5.4 million, noninterest expense during the fourth quarter totaled $99.1 million, an increase of $2.0 million from comparable expenses in the prior quarter.  The increase during the quarter was primarily reflected in salaries and benefits and other expenses.  Salaries and benefits reflected an increase of $484 thousand, which included an additional year-end incentive accrual of $1.3 million offset by reductions in commissions of $742 thousand.  Other expense increased $1.5 million, which was principally attributable to contingency reserves.   Noninterest expense in 2014 totaled $409.0 million, a decrease of 1.6% relative to the prior year.

Trustmark continued realignment of its branch network to enhance productivity and efficiency as well as promote additional revenue growth.  During the fourth quarter, Trustmark consolidated two banking centers with limited growth opportunities.  Over the course of 2014, Trustmark consolidated five banking centers and opened three new offices – one each in Birmingham and Montgomery, Alabama, and Memphis, Tennessee.  Trustmark is committed to investments to support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 28, 2015, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, February 11, 2015, in archived format at the same web address or by calling (877) 344-7529, passcode 10058131.

Trustmark Corporation is a financial services company providing banking and financial solutions through 205 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2014 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2014	9/30/2014	12/31/2013	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,204,361	$2,202,020	$3,026,186	$2,341	0.1%	$(821,825)	-27.2%
Securities AFS-nontaxable	129,403	131,305	160,989	(1,902)	-1.4%	(31,586)	-19.6%
Securities HTM-taxable	1,117,989	1,126,309	265,792	(8,320)	-0.7%	852,197	n/m
Securities HTM-nontaxable	42,040	43,114	21,172	(1,074)	-2.5%	20,868	98.6%
Total securities	3,493,793	3,502,748	3,474,139	(8,955)	-0.3%	19,654	0.6%
Loans (including loans held for sale)	6,494,369	6,387,251	5,847,557	107,118	1.7%	646,812	11.1%
Acquired loans:
Noncovered loans	544,260	585,675	812,426	(41,415)	-7.1%	(268,166)	-33.0%
Covered loans	27,039	28,971	34,640	(1,932)	-6.7%	(7,601)	-21.9%
Fed funds sold and rev repos	1,269	4,228	11,094	(2,959)	-70.0%	(9,825)	-88.6%
Other earning assets	48,224	41,871	32,118	6,353	15.2%	16,106	50.1%
Total earning assets	10,608,954	10,550,744	10,211,974	58,210	0.6%	396,980	3.9%
Allowance for loan losses	(82,851)	(78,227)	(78,742)	(4,624)	5.9%	(4,109)	5.2%
Cash and due from banks	284,754	272,925	275,051	11,829	4.3%	9,703	3.5%
Other assets	1,317,217	1,345,771	1,360,712	(28,554)	-2.1%	(43,495)	-3.2%
Total assets	$12,128,074	$12,091,213	$11,768,995	$36,861	0.3%	$359,079	3.1%

Interest-bearing demand deposits	$1,815,999	$1,808,710	$1,803,956	$7,289	0.4%	$12,043	0.7%
Savings deposits	2,963,771	3,050,743	2,952,472	(86,972)	-2.9%	11,299	0.4%
Time deposits less than $100,000	1,152,622	1,187,794	1,344,488	(35,172)	-3.0%	(191,866)	-14.3%
Time deposits of $100,000 or more	838,309	874,333	961,075	(36,024)	-4.1%	(122,766)	-12.8%
Total interest-bearing deposits	6,770,701	6,921,580	7,061,991	(150,879)	-2.2%	(291,290)	-4.1%
Fed funds purchased and repos	526,482	540,870	361,758	(14,388)	-2.7%	164,724	45.5%
Short-term borrowings	385,841	181,114	63,531	204,727	n/m	322,310	n/m
Long-term FHLB advances	2,652	8,050	8,507	(5,398)	-67.1%	(5,855)	-68.8%
Subordinated notes	49,931	49,923	49,898	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	7,797,463	7,763,393	7,607,541	34,070	0.4%	189,922	2.5%
Noninterest-bearing deposits	2,762,332	2,774,745	2,611,209	(12,413)	-0.4%	151,123	5.8%
Other liabilities	146,011	140,218	203,270	5,793	4.1%	(57,259)	-28.2%
Total liabilities	10,705,806	10,678,356	10,422,020	27,450	0.3%	283,786	2.7%
Shareholders' equity	1,422,268	1,412,857	1,346,975	9,411	0.7%	75,293	5.6%
Total liabilities and equity	$12,128,074	$12,091,213	$11,768,995	$36,861	0.3%	$359,079	3.1%

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2014	9/30/2014	12/31/2013	$ Change	% Change	$ Change	% Change
Cash and due from banks	$315,973	$237,497	$345,761	$78,476	33.0%	$(29,788)	-8.6%
Fed funds sold and rev repos	1,885	4,013	7,253	(2,128)	-53.0%	(5,368)	-74.0%
Securities available for sale	2,374,567	2,363,895	2,194,154	10,672	0.5%	180,413	8.2%
Securities held to maturity	1,170,685	1,169,640	1,168,728	1,045	0.1%	1,957	0.2%
Loans held for sale (LHFS)	132,196	135,562	149,169	(3,366)	-2.5%	(16,973)	-11.4%
Loans held for investment (LHFI)	6,449,469	6,333,651	5,798,881	115,818	1.8%	650,588	11.2%
Allowance for loan losses	(69,616)	(70,134)	(66,448)	518	-0.7%	(3,168)	4.8%
Net LHFI	6,379,853	6,263,517	5,732,433	116,336	1.9%	647,420	11.3%
Acquired loans:
Noncovered loans	525,783	564,542	769,990	(38,759)	-6.9%	(244,207)	-31.7%
Covered loans	23,626	27,607	34,216	(3,981)	-14.4%	(10,590)	-31.0%
Allowance for loan losses, acquired loans	(12,059)	(11,949)	(9,636)	(110)	0.9%	(2,423)	25.1%
Net acquired loans	537,350	580,200	794,570	(42,850)	-7.4%	(257,220)	-32.4%
Net LHFI and acquired loans	6,917,203	6,843,717	6,527,003	73,486	1.1%	390,200	6.0%
Premises and equipment, net	200,781	200,474	207,283	307	0.2%	(6,502)	-3.1%
Mortgage servicing rights	64,358	67,090	67,834	(2,732)	-4.1%	(3,476)	-5.1%
Goodwill	365,500	365,500	372,851	-	0.0%	(7,351)	-2.0%
Identifiable intangible assets	33,234	35,357	41,990	(2,123)	-6.0%	(8,756)	-20.9%
Other real estate, excluding covered other real estate	92,509	97,037	106,539	(4,528)	-4.7%	(14,030)	-13.2%
Covered other real estate	6,060	4,146	5,108	1,914	46.2%	952	18.6%
FDIC indemnification asset	6,997	8,154	14,347	(1,157)	-14.2%	(7,350)	-51.2%
Other assets	568,685	564,234	582,363	4,451	0.8%	(13,678)	-2.3%
Total assets	$12,250,633	$12,096,316	$11,790,383	$154,317	1.3%	$460,250	3.9%

Deposits:
Noninterest-bearing	$2,748,635	$2,723,480	$2,663,503	$25,155	0.9%	$85,132	3.2%
Interest-bearing	6,949,723	6,789,745	7,196,399	159,978	2.4%	(246,676)	-3.4%
Total deposits	9,698,358	9,513,225	9,859,902	185,133	1.9%	(161,544)	-1.6%
Fed funds purchased and repos	443,543	607,851	251,587	(164,308)	-27.0%	191,956	76.3%
Short-term borrowings	425,077	316,666	66,385	108,411	34.2%	358,692	n/m
Long-term FHLB advances	1,253	8,003	8,458	(6,750)	-84.3%	(7,205)	-85.2%
Subordinated notes	49,936	49,928	49,904	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	150,670	123,689	137,338	26,981	21.8%	13,332	9.7%
Total liabilities	10,830,693	10,681,218	10,435,430	149,475	1.4%	395,263	3.8%
Common stock	14,060	14,051	14,038	9	0.1%	22	0.2%
Capital surplus	356,244	354,251	349,680	1,993	0.6%	6,564	1.9%
Retained earnings	1,092,120	1,081,161	1,034,966	10,959	1.0%	57,154	5.5%
Accum other comprehensive
loss, net of tax	(42,484)	(34,365)	(43,731)	(8,119)	23.6%	1,247	-2.9%
Total shareholders' equity	1,419,940	1,415,098	1,354,953	4,842	0.3%	64,987	4.8%
Total liabilities and equity	$12,250,633	$12,096,316	$11,790,383	$154,317	1.3%	$460,250	3.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2014 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2014	9/30/2014	12/31/2013	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$70,775	$70,197	$67,038	$578	0.8%	$3,737	5.6%
Interest and fees on acquired loans	13,500	23,200	23,384	(9,700)	-41.8%	(9,884)	-42.3%
Interest on securities-taxable	21,694	19,712	19,078	1,982	10.1%	2,616	13.7%
Interest on securities-tax exempt-FTE	1,814	1,845	1,963	(31)	-1.7%	(149)	-7.6%
Interest on fed funds sold and rev repos	3	9	14	(6)	-66.7%	(11)	-78.6%
Other interest income	384	386	367	(2)	-0.5%	17	4.6%
Total interest income-FTE	108,170	115,349	111,844	(7,179)	-6.2%	(3,674)	-3.3%
Interest on deposits	3,382	3,606	4,768	(224)	-6.2%	(1,386)	-29.1%
Interest on fed funds pch and repos	184	180	104	4	2.2%	80	76.9%
Other interest expense	1,510	1,425	1,370	85	6.0%	140	10.2%
Total interest expense	5,076	5,211	6,242	(135)	-2.6%	(1,166)	-18.7%
Net interest income-FTE	103,094	110,138	105,602	(7,044)	-6.4%	(2,508)	-2.4%
Provision for loan losses, LHFI	(1,393)	3,058	(1,983)	(4,451)	n/m	590	-29.8%
Provision for loan losses, acquired loans	1,179	1,145	4,169	34	3.0%	(2,990)	-71.7%
Net interest income after provision-FTE	103,308	105,935	103,416	(2,627)	-2.5%	(108)	-0.1%
Service charges on deposit accounts	12,514	12,743	13,114	(229)	-1.8%	(600)	-4.6%
Insurance commissions	7,831	9,240	7,343	(1,409)	-15.2%	488	6.6%
Wealth management	8,460	8,038	8,145	422	5.3%	315	3.9%
Bank card and other fees	6,712	7,279	9,580	(567)	-7.8%	(2,868)	-29.9%
Mortgage banking, net	5,918	5,842	5,186	76	1.3%	732	14.1%
Other, net	596	(160)	(4,802)	756	n/m	5,398	n/m
Nonint inc-excl sec gains (losses), net	42,031	42,982	38,566	(951)	-2.2%	3,465	9.0%
Security gains (losses), net	-	(89)	107	89	-100.0%	(107)	-100.0%
Total noninterest income	42,031	42,893	38,673	(862)	-2.0%	3,358	8.7%
Salaries and employee benefits	57,159	56,675	56,687	484	0.9%	472	0.8%
Services and fees	14,401	14,489	14,476	(88)	-0.6%	(75)	-0.5%
Net occupancy-premises	6,632	6,817	6,659	(185)	-2.7%	(27)	-0.4%
Equipment expense	5,911	5,675	6,400	236	4.2%	(489)	-7.6%
FDIC assessment expense	2,669	2,644	2,228	25	0.9%	441	19.8%
ORE/Foreclosure expense	3,240	930	3,009	2,310	n/m	231	7.7%
Other expense	14,420	12,964	15,408	1,456	11.2%	(988)	-6.4%
Total noninterest expense	104,432	100,194	104,867	4,238	4.2%	(435)	-0.4%
Income before income taxes and tax eq adj	40,907	48,634	37,222	(7,727)	-15.9%	3,685	9.9%
Tax equivalent adjustment	4,179	3,909	3,747	270	6.9%	432	11.5%
Income before income taxes	36,728	44,725	33,475	(7,997)	-17.9%	3,253	9.7%
Income taxes	8,655	11,136	5,436	(2,481)	-22.3%	3,219	59.2%
Net income	$28,073	$33,589	$28,039	$(5,516)	-16.4%	$34	0.1%

Per share data
Earnings per share - basic	$0.42	$0.50	$0.42	$(0.08)	-16.0%	$-	0.0%

Earnings per share - diluted	$0.42	$0.50	$0.42	$(0.08)	-16.0%	$-	0.0%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average shares outstanding
Basic	67,445,721	67,439,788	67,249,877

Diluted	67,633,637	67,608,612	67,449,778

Period end shares outstanding	67,481,992	67,439,788	67,372,980

OTHER FINANCIAL DATA
Return on equity	7.83%	9.43%	8.26%
Return on average tangible equity	11.40%	13.70%	12.59%
Return on assets	0.92%	1.10%	0.95%
Interest margin - Yield - FTE	4.05%	4.34%	4.35%
Interest margin - Cost	0.19%	0.20%	0.24%
Net interest margin - FTE	3.86%	4.14%	4.10%
Efficiency ratio (1)	69.16%	62.80%	68.38%
Full-time equivalent employees	3,060	3,067	3,110

STOCK PERFORMANCE
Market value-Close	$24.54	$23.04	$26.84
Book value	$21.04	$20.98	$20.11
Tangible book value	$15.13	$15.04	$13.95

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2014 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2014	9/30/2014	12/31/2013	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$852	$852	$14	$-	0.0%	$838	n/m
Florida	11,091	10,986	12,278	105	1.0%	(1,187)	-9.7%
Mississippi (2)	57,129	65,751	42,307	(8,622)	-13.1%	14,822	35.0%
Tennessee (3)	5,819	5,901	4,390	(82)	-1.4%	1,429	32.6%
Texas	4,452	4,824	6,249	(372)	-7.7%	(1,797)	-28.8%
Total nonaccrual loans	79,343	88,314	65,238	(8,971)	-10.2%	14,105	21.6%
Other real estate
Alabama	21,196	24,256	25,912	(3,060)	-12.6%	(4,716)	-18.2%
Florida	35,324	36,608	34,480	(1,284)	-3.5%	844	2.4%
Mississippi (2)	17,397	16,419	22,766	978	6.0%	(5,369)	-23.6%
Tennessee (3)	10,292	11,347	12,892	(1,055)	-9.3%	(2,600)	-20.2%
Texas	8,300	8,407	10,489	(107)	-1.3%	(2,189)	-20.9%
Total other real estate	92,509	97,037	106,539	(4,528)	-4.7%	(14,030)	-13.2%
Total nonperforming assets	$171,852	$185,351	$171,777	$(13,499)	-7.3%	$75	0.0%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,764	$3,839	$3,298	$(1,075)	-28.0%	$(534)	-16.2%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$25,943	$24,979	$21,540	$964	3.9%	$4,403	20.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2014	9/30/2014	12/31/2013	$ Change	% Change	$ Change	% Change
Beginning Balance	$70,134	$66,648	$68,632	$3,486	5.2%	$1,502	2.2%
Provision for loan losses	(1,393)	3,058	(1,983)	(4,451)	n/m	590	-29.8%
Charge-offs	(3,174)	(3,216)	(3,305)	42	-1.3%	131	-4.0%
Recoveries	4,049	3,644	3,104	405	11.1%	945	30.4%
Net recoveries (charge-offs)	875	428	(201)	447	n/m	1,076	n/m
Ending Balance	$69,616	$70,134	$66,448	$(518)	-0.7%	$3,168	4.8%

PROVISION FOR LOAN LOSSES (4)
Alabama	$283	$1,093	$332	$(810)	-74.1%	$(49)	-14.8%
Florida	(66)	(147)	(2,350)	81	-55.1%	2,284	-97.2%
Mississippi (2)	(3,065)	4,679	3,336	(7,744)	n/m	(6,401)	n/m
Tennessee (3)	1,993	244	(117)	1,749	n/m	2,110	n/m
Texas	(538)	(2,811)	(3,184)	2,273	-80.9%	2,646	-83.1%
Total provision for loan losses	$(1,393)	$3,058	$(1,983)	$(4,451)	n/m	$590	-29.8%

NET CHARGE-OFFS (4)
Alabama	$92	$172	$74	$(80)	-46.5%	$18	24.3%
Florida	(226)	(89)	(634)	(137)	n/m	408	-64.4%
Mississippi (2)	(880)	462	393	(1,342)	n/m	(1,273)	n/m
Tennessee (3)	325	48	506	277	n/m	(181)	-35.8%
Texas	(186)	(1,021)	(138)	835	-81.8%	(48)	34.8%
Total net (recoveries) charge-offs	$(875)	$(428)	$201	$(447)	n/m	$(1,076)	n/m

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.05%	-0.03%	0.01%
Provision for loan losses/average loans	-0.09%	0.19%	-0.13%
Nonperforming loans/total loans (incl LHFS)	1.21%	1.37%	1.10%
Nonperforming assets/total loans (incl LHFS)	2.61%	2.87%	2.89%
Nonperforming assets/total loans (incl LHFS) +ORE	2.57%	2.82%	2.84%
ALL/total loans (excl LHFS)	1.08%	1.11%	1.15%
ALL-commercial/total commercial loans	1.23%	1.26%	1.30%
ALL-consumer/total consumer and home mortgage loans	0.67%	0.69%	0.75%
ALL/nonperforming loans	87.74%	79.41%	101.86%
ALL/nonperforming loans -
(excl impaired loans)	180.95%	178.81%	190.70%

CAPITAL RATIOS
Total equity/total assets	11.59%	11.70%	11.49%
Tangible equity/tangible assets	8.62%	8.67%	8.26%
Tangible equity/risk-weighted assets	12.17%	12.24%	11.88%
Tier 1 leverage ratio	9.63%	9.54%	9.06%
Tier 1 common risk-based capital ratio	12.75%	12.74%	12.21%
Tier 1 risk-based capital ratio	13.47%	13.47%	12.97%
Total risk-based capital ratio	14.56%	14.70%	14.18%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2014 ($ in thousands) (unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Securities AFS-taxable	$2,204,361	$2,202,020	$2,205,352	$2,136,392	$3,026,186	$2,187,258	$3,101,245
Securities AFS-nontaxable	129,403	131,305	135,956	149,744	160,989	136,532	168,190
Securities HTM-taxable	1,117,989	1,126,309	1,120,448	1,118,747	265,792	1,120,886	108,778
Securities HTM-nontaxable	42,040	43,114	43,551	31,039	21,172	39,975	15,092
Total securities	3,493,793	3,502,748	3,505,307	3,435,922	3,474,139	3,484,651	3,393,305
Loans (including loans held for sale)	6,494,369	6,387,251	6,160,781	5,950,720	5,847,557	6,250,151	5,777,401
Acquired loans:
Noncovered loans	544,260	585,675	664,733	751,723	812,426	635,890	796,358
Covered loans	27,039	28,971	31,122	33,805	34,640	30,212	41,812
Fed funds sold and rev repos	1,269	4,228	2,648	6,460	11,094	3,638	8,388
Other earning assets	48,224	41,871	36,259	36,820	32,118	40,828	34,941
Total earning assets	10,608,954	10,550,744	10,400,850	10,215,450	10,211,974	10,445,370	10,052,205
Allowance for loan losses	(82,851)	(78,227)	(77,652)	(79,736)	(78,742)	(79,621)	(82,336)
Cash and due from banks	284,754	272,925	304,441	407,078	275,051	316,843	275,545
Other assets	1,317,217	1,345,771	1,343,384	1,376,024	1,360,712	1,345,438	1,285,555
Total assets	$12,128,074	$12,091,213	$11,971,023	$11,918,816	$11,768,995	$12,028,030	$11,530,969

Interest-bearing demand deposits	$1,815,999	$1,808,710	$1,826,019	$1,900,504	$1,803,956	$1,837,496	$1,790,687
Savings deposits	2,963,771	3,050,743	3,260,634	3,193,098	2,952,472	3,116,251	2,944,588
Time deposits less than $100,000	1,152,622	1,187,794	1,225,706	1,280,513	1,344,488	1,211,242	1,353,643
Time deposits of $100,000 or more	838,309	874,333	911,531	947,509	961,075	892,571	969,660
Total interest-bearing deposits	6,770,701	6,921,580	7,223,890	7,321,624	7,061,991	7,057,560	7,058,578
Fed funds purchased and repos	526,482	540,870	387,289	282,816	361,758	435,324	326,870
Short-term borrowings	385,841	181,114	59,465	65,010	63,531	173,759	60,381
Long-term FHLB advances	2,652	8,050	8,291	8,406	8,507	6,837	7,833
Subordinated notes	49,931	49,923	49,915	49,907	49,898	49,919	49,886
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	70,971
Total interest-bearing liabilities	7,797,463	7,763,393	7,790,706	7,789,619	7,607,541	7,785,255	7,574,519
Noninterest-bearing deposits	2,762,332	2,774,745	2,676,907	2,630,785	2,611,209	2,711,727	2,436,470
Other liabilities	146,011	140,218	111,170	130,749	203,270	132,103	182,383
Total liabilities	10,705,806	10,678,356	10,578,783	10,551,153	10,422,020	10,629,085	10,193,372
Shareholders' equity	1,422,268	1,412,857	1,392,240	1,367,663	1,346,975	1,398,945	1,337,597
Total liabilities and equity	$12,128,074	$12,091,213	$11,971,023	$11,918,816	$11,768,995	$12,028,030	$11,530,969

PERIOD END BALANCES	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Cash and due from banks	$315,973	$237,497	$322,960	$423,819	$345,761
Fed funds sold and rev repos	1,885	4,013	5,000	-	7,253
Securities available for sale	2,374,567	2,363,895	2,376,431	2,382,441	2,194,154
Securities held to maturity	1,170,685	1,169,640	1,156,790	1,155,569	1,168,728
Loans held for sale (LHFS)	132,196	135,562	142,103	120,446	149,169
Loans held for investment (LHFI)	6,449,469	6,333,651	6,187,000	5,923,766	5,798,881
Allowance for loan losses	(69,616)	(70,134)	(66,648)	(67,518)	(66,448)
Net LHFI	6,379,853	6,263,517	6,120,352	5,856,248	5,732,433
Acquired loans:
Noncovered loans	525,783	564,542	616,911	713,647	769,990
Covered loans	23,626	27,607	29,628	32,670	34,216
Allowance for loan losses, acquired loans	(12,059)	(11,949)	(11,179)	(10,540)	(9,636)
Net acquired loans	537,350	580,200	635,360	735,777	794,570
Net LHFI and acquired loans	6,917,203	6,843,717	6,755,712	6,592,025	6,527,003
Premises and equipment, net	200,781	200,474	201,639	203,771	207,283
Mortgage servicing rights	64,358	67,090	65,049	67,614	67,834
Goodwill	365,500	365,500	365,500	365,500	372,851
Identifiable intangible assets	33,234	35,357	37,506	39,697	41,990
Other real estate, excluding covered other real estate	92,509	97,037	106,970	111,536	106,539
Covered other real estate	6,060	4,146	3,872	4,759	5,108
FDIC indemnification asset	6,997	8,154	10,866	13,487	14,347
Other assets	568,685	564,234	569,598	576,390	582,363
Total assets	$12,250,633	$12,096,316	$12,119,996	$12,057,054	$11,790,383

Deposits:
Noninterest-bearing	$2,748,635	$2,723,480	$2,729,199	$2,879,341	$2,663,503
Interest-bearing	6,949,723	6,789,745	7,131,167	7,242,778	7,196,399
Total deposits	9,698,358	9,513,225	9,860,366	10,122,119	9,859,902
Fed funds purchased and repos	443,543	607,851	559,316	259,341	251,587
Short-term borrowings	425,077	316,666	61,227	59,671	66,385
Long-term FHLB advances	1,253	8,003	8,236	8,341	8,458
Subordinated notes	49,936	49,928	49,920	49,912	49,904
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	150,670	123,689	119,184	121,919	137,338
Total liabilities	10,830,693	10,681,218	10,720,105	10,683,159	10,435,430
Common stock	14,060	14,051	14,051	14,051	14,038
Capital surplus	356,244	354,251	353,196	352,402	349,680
Retained earnings	1,092,120	1,081,161	1,063,201	1,045,939	1,034,966
Accum other comprehensive
loss, net of tax	(42,484)	(34,365)	(30,557)	(38,497)	(43,731)
Total shareholders' equity	1,419,940	1,415,098	1,399,891	1,373,895	1,354,953
Total liabilities and equity	$12,250,633	$12,096,316	$12,119,996	$12,057,054	$11,790,383

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2014 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Interest and fees on LHFS & LHFI-FTE	$70,775	$70,197	$69,618	$66,185	$67,038	$276,775	$270,617
Interest and fees on acquired loans	13,500	23,200	23,250	16,786	23,384	76,736	76,336
Interest on securities-taxable	21,694	19,712	19,522	19,220	19,078	80,148	72,818
Interest on securities-tax exempt-FTE	1,814	1,845	1,912	1,920	1,963	7,491	7,915
Interest on fed funds sold and rev repos	3	9	6	5	14	23	31
Other interest income	384	386	379	375	367	1,524	1,466
Total interest income-FTE	108,170	115,349	114,687	104,491	111,844	442,697	429,183
Interest on deposits	3,382	3,606	3,970	4,365	4,768	15,323	19,718
Interest on fed funds pch and repos	184	180	110	76	104	550	379
Other interest expense	1,510	1,425	1,375	1,363	1,370	5,673	5,762
Total interest expense	5,076	5,211	5,455	5,804	6,242	21,546	25,859
Net interest income-FTE	103,094	110,138	109,232	98,687	105,602	421,151	403,324
Provision for loan losses, LHFI	(1,393)	3,058	351	(805)	(1,983)	1,211	(13,421)
Provision for loan losses, acquired loans	1,179	1,145	3,784	63	4,169	6,171	6,039
Net interest income after provision-FTE	103,308	105,935	105,097	99,429	103,416	413,769	410,706
Service charges on deposit accounts	12,514	12,743	11,846	11,568	13,114	48,671	51,576
Insurance commissions	7,831	9,240	8,300	8,097	7,343	33,468	30,826
Wealth management	8,460	8,038	7,710	8,135	8,145	32,343	29,480
Bank card and other fees	6,712	7,279	9,894	9,081	9,580	32,966	35,961
Mortgage banking, net	5,918	5,842	6,191	6,829	5,186	24,780	33,504
Other, net	596	(160)	199	(21)	(4,802)	614	(7,973)
Nonint inc-excl sec gains (losses), net	42,031	42,982	44,140	43,689	38,566	172,842	173,374
Security gains (losses), net	-	(89)	-	389	107	300	485
Total noninterest income	42,031	42,893	44,140	44,078	38,673	173,142	173,859
Salaries and employee benefits	57,159	56,675	56,134	56,726	56,687	226,694	221,727
Services and fees	14,401	14,489	14,543	13,165	14,476	56,598	53,904
Net occupancy-premises	6,632	6,817	6,413	6,606	6,659	26,468	25,961
Equipment expense	5,911	5,675	6,136	6,138	6,400	23,860	24,538
FDIC assessment expense	2,669	2,644	2,468	2,416	2,228	10,197	9,001
ORE/Foreclosure expense	3,240	930	3,836	3,315	3,009	11,321	15,039
Other expense	14,420	12,964	13,231	13,252	15,408	53,867	65,561
Total noninterest expense	104,432	100,194	102,761	101,618	104,867	409,005	415,731
Income before income taxes and tax eq adj	40,907	48,634	46,476	41,889	37,222	177,906	168,834
Tax equivalent adjustment	4,179	3,909	3,944	3,783	3,747	15,815	14,837
Income before income taxes	36,728	44,725	42,532	38,106	33,475	162,091	153,997
Income taxes	8,655	11,136	9,635	9,103	5,436	38,529	36,937
Net income	$28,073	$33,589	$32,897	$29,003	$28,039	$123,562	$117,060

Per share data
Earnings per share - basic	$0.42	$0.50	$0.49	$0.43	$0.42	$1.83	$1.75

Earnings per share - diluted	$0.42	$0.50	$0.49	$0.43	$0.42	$1.83	$1.75

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	67,445,721	67,439,788	67,439,659	67,410,147	67,249,877	67,433,942	66,897,404

Diluted	67,633,637	67,608,612	67,582,714	67,550,483	67,449,778	67,594,010	67,073,072

Period end shares outstanding	67,481,992	67,439,788	67,439,788	67,439,562	67,372,980	67,481,992	67,372,980

OTHER FINANCIAL DATA
Return on equity	7.83%	9.43%	9.48%	8.60%	8.26%	8.83%	8.75%
Return on average tangible equity	11.40%	13.70%	13.90%	12.93%	12.59%	12.97%	13.09%
Return on assets	0.92%	1.10%	1.10%	0.99%	0.95%	1.03%	1.02%
Interest margin - Yield - FTE	4.05%	4.34%	4.42%	4.15%	4.35%	4.24%	4.27%
Interest margin - Cost	0.19%	0.20%	0.21%	0.23%	0.24%	0.21%	0.26%
Net interest margin - FTE	3.86%	4.14%	4.21%	3.92%	4.10%	4.03%	4.01%
Efficiency ratio (1)	69.16%	62.80%	64.31%	68.32%	68.38%	66.07%	66.81%
Full-time equivalent employees	3,060	3,067	3,095	3,114	3,110

STOCK PERFORMANCE
Market value-Close	$24.54	$23.04	$24.69	$25.35	$26.84
Book value	$21.04	$20.98	$20.76	$20.37	$20.11
Tangible book value	$15.13	$15.04	$14.78	$14.36	$13.95

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2014 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Nonaccrual loans
Alabama	$852	$852	$80	$96	$14
Florida	11,091	10,986	11,041	9,956	12,278
Mississippi (2)	57,129	65,751	49,430	44,168	42,307
Tennessee (3)	5,819	5,901	4,244	5,206	4,390
Texas	4,452	4,824	6,323	4,572	6,249
Total nonaccrual loans	79,343	88,314	71,118	63,998	65,238
Other real estate
Alabama	21,196	24,256	24,541	24,103	25,912
Florida	35,324	36,608	43,207	42,013	34,480
Mississippi (2)	17,397	16,419	18,723	22,287	22,766
Tennessee (3)	10,292	11,347	12,073	13,000	12,892
Texas	8,300	8,407	8,426	10,133	10,489
Total other real estate	92,509	97,037	106,970	111,536	106,539
Total nonperforming assets	$171,852	$185,351	$178,088	$175,534	$171,777

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,764	$3,839	$1,936	$1,870	$3,298

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$25,943	$24,979	$21,810	$20,109	$21,540

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES (4)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Beginning Balance	$70,134	$66,648	$67,518	$66,448	$68,632	$66,448	$78,738
Provision for loan losses	(1,393)	3,058	351	(805)	(1,983)	1,211	(13,421)
Charge-offs	(3,174)	(3,216)	(3,820)	(3,016)	(3,305)	(13,226)	(13,478)
Recoveries	4,049	3,644	2,599	4,891	3,104	15,183	14,609
Net recoveries (charge-offs)	875	428	(1,221)	1,875	(201)	1,957	1,131
Ending Balance	$69,616	$70,134	$66,648	$67,518	$66,448	$69,616	$66,448

PROVISION FOR LOAN LOSSES (4)
Alabama	$283	$1,093	$696	$472	$332	$2,544	$1,790
Florida	(66)	(147)	(2,014)	(3,499)	(2,350)	(5,726)	(12,092)
Mississippi (2)	(3,065)	4,679	2,877	1,983	3,336	6,474	(155)
Tennessee (3)	1,993	244	(277)	(915)	(117)	1,045	(980)
Texas	(538)	(2,811)	(931)	1,154	(3,184)	(3,126)	(1,984)
Total provision for loan losses	$(1,393)	$3,058	$351	$(805)	$(1,983)	$1,211	$(13,421)

NET CHARGE-OFFS (4)
Alabama	$92	$172	$84	$55	$74	$403	$284
Florida	(226)	(89)	(525)	(2,524)	(634)	(3,364)	(3,047)
Mississippi (2)	(880)	462	1,518	676	393	1,776	769
Tennessee (3)	325	48	87	(1)	506	459	705
Texas	(186)	(1,021)	57	(81)	(138)	(1,231)	158
Total net (recoveries) charge-offs	$(875)	$(428)	$1,221	$(1,875)	$201	$(1,957)	$(1,131)

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	-0.05%	-0.03%	0.08%	-0.13%	0.01%	-0.03%	-0.02%
Provision for loan losses/average loans	-0.09%	0.19%	0.02%	-0.05%	-0.13%	0.02%	-0.23%
Nonperforming loans/total loans (incl LHFS)	1.21%	1.37%	1.12%	1.06%	1.10%
Nonperforming assets/total loans (incl LHFS)	2.61%	2.87%	2.81%	2.90%	2.89%
Nonperforming assets/total loans (incl LHFS) +ORE	2.57%	2.82%	2.77%	2.85%	2.84%
ALL/total loans (excl LHFS)	1.08%	1.11%	1.08%	1.14%	1.15%
ALL-commercial/total commercial loans	1.23%	1.26%	1.20%	1.33%	1.30%
ALL-consumer/total consumer and home mortgage loans	0.67%	0.69%	0.75%	0.65%	0.75%
ALL/nonperforming loans	87.74%	79.41%	93.71%	105.50%	101.86%
ALL/nonperforming loans -
(excl impaired loans)	180.95%	178.81%	159.71%	180.86%	190.70%

CAPITAL RATIOS
Total equity/total assets	11.59%	11.70%	11.55%	11.39%	11.49%
Tangible equity/tangible assets	8.62%	8.67%	8.51%	8.31%	8.26%
Tangible equity/risk-weighted assets	12.17%	12.24%	12.19%	12.08%	11.88%
Tier 1 leverage ratio	9.63%	9.54%	9.43%	9.14%	9.06%
Tier 1 common risk-based capital ratio	12.75%	12.74%	12.61%	12.37%	12.21%
Tier 1 risk-based capital ratio	13.47%	13.47%	13.34%	13.11%	12.97%
Total risk-based capital ratio	14.56%	14.70%	14.54%	14.34%	14.18%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2014 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$100	$100	$100	$100	$502
U.S. Government agency obligations
Issued by U.S. Government agencies	79,656	83,011	117,489	123,368	129,293
Issued by U.S. Government sponsored agencies	32,818	30,779	40,848	40,601	40,179
Obligations of states and political subdivisions	162,258	165,463	171,229	172,437	171,738
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,427	12,828	13,492	14,263	14,474
Issued by FNMA and FHLMC	204,441	213,420	225,229	232,488	241,118
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,661,833	1,603,138	1,543,619	1,530,068	1,290,741
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	189,334	221,641	229,283	232,072	242,172
Asset-backed securities and structured financial products	31,700	33,515	35,142	37,044	63,937
Total securities available for sale	$2,374,567	$2,363,895	$2,376,431	$2,382,441	$2,194,154

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$100,971	$100,767	$100,563	$100,361	$100,159
Obligations of states and political subdivisions	63,505	64,538	65,193	65,757	65,987
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	19,115	13,368	13,959	12,177	9,433
Issued by FNMA and FHLMC	11,437	11,816	12,165	12,395	12,724
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	834,176	836,966	822,444	822,135	837,393
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	141,481	142,185	142,466	142,744	143,032
Total securities held to maturity	$1,170,685	$1,169,640	$1,156,790	$1,155,569	$1,168,728

During the fourth quarter of 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At December 31, 2014, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive (loss) income in the accompanying balance sheet totaled approximately $40.4 million ($24.9 million, net of tax).

During the fourth quarter of 2013, Trustmark sold $135.6 million of Collateralized Loan Obligations (CLO) generating a net gain of $1.3 million. These securities were identified as available for sale and had been carried in the asset-backed securities and structured financial products line item in the table shown above. This sale left Trustmark with a CLO balance of $25.9 million at December 31, 2013, which was subsequently sold in its entirety for a gain of $389 thousand in January 2014.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 93% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2014 ($ in thousands) (unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Loans secured by real estate:
Construction, land development and other land loans	$619,877	$580,794	$531,651	$592,658	$596,889
Secured by 1-4 family residential properties	1,634,397	1,625,480	1,581,859	1,533,781	1,485,564
Secured by nonfarm, nonresidential properties	1,553,193	1,560,901	1,544,516	1,461,947	1,415,139
Other real estate secured	253,787	239,819	250,383	193,221	189,362
Commercial and industrial loans	1,270,350	1,246,753	1,250,146	1,207,367	1,157,614
Consumer loans	167,964	168,813	165,372	160,153	165,308
Other loans	949,901	911,091	863,073	774,639	789,005
LHFI	6,449,469	6,333,651	6,187,000	5,923,766	5,798,881
Allowance for loan losses	(69,616)	(70,134)	(66,648)	(67,518)	(66,448)
Net LHFI	$6,379,853	$6,263,517	$6,120,352	$5,856,248	$5,732,433

ACQUIRED NONCOVERED LOANS BY TYPE	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Loans secured by real estate:
Construction, land development and other land loans	$58,309	$64,808	$75,353	$88,683	$98,928
Secured by 1-4 family residential properties	116,920	120,366	133,191	145,213	157,914
Secured by nonfarm, nonresidential properties	202,323	214,806	226,967	271,696	287,136
Other real estate secured	27,813	28,036	30,918	34,787	33,948
Commercial and industrial loans	88,256	103,185	114,212	135,114	149,495
Consumer loans	9,772	11,236	14,733	15,024	18,428
Other loans	22,390	22,105	21,537	23,130	24,141
Noncovered loans	525,783	564,542	616,911	713,647	769,990
Allowance for loan losses	(10,541)	(11,136)	(9,770)	(9,952)	(7,249)
Net noncovered loans	$515,242	$553,406	$607,141	$703,695	$762,741

ACQUIRED COVERED LOANS BY TYPE	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Loans secured by real estate:
Construction, land development and other land loans	$1,197	$1,721	$2,130	$2,239	$2,363
Secured by 1-4 family residential properties	13,180	14,114	14,565	15,572	16,416
Secured by nonfarm, nonresidential properties	7,672	8,270	8,831	10,629	10,945
Other real estate secured	1,096	2,949	2,376	2,470	2,644
Commercial and industrial loans	277	327	336	361	394
Consumer loans	-	-	-	49	119
Other loans	204	226	1,390	1,350	1,335
Covered loans	23,626	27,607	29,628	32,670	34,216
Allowance for loan losses	(1,518)	(813)	(1,409)	(588)	(2,387)
Net covered loans	$22,108	$26,794	$28,219	$32,082	$31,829

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2014 ($ in thousands) (unaudited)

Note 2 – Loan Composition (continued)
	December 31, 2014
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$619,877	$65,331	$61,688	$236,571	$44,165	$212,122
Secured by 1-4 family residential properties	1,634,397	41,779	51,169	1,396,497	127,872	17,080
Secured by nonfarm, nonresidential properties	1,553,193	91,507	168,941	776,102	150,489	366,154
Other real estate secured	253,787	13,017	4,438	174,275	26,653	35,404
Commercial and industrial loans	1,270,350	84,244	10,881	820,428	95,117	259,680
Consumer loans	167,964	16,483	2,307	129,489	16,990	2,695
Other loans	949,901	56,204	46,156	690,005	59,517	98,019
Loans	$6,449,469	$368,565	$345,580	$4,223,367	$520,803	$991,154

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$48,056	$4,697	$24,764	$13,402	$1,975	$3,218
Development	50,745	764	6,997	33,732	920	8,332
Unimproved land	114,106	6,607	22,619	50,104	22,744	12,032
1-4 family construction	136,693	22,108	7,160	69,888	3,926	33,611
Other construction	270,277	31,155	148	69,445	14,600	154,929
Construction, land development and other land loans	$619,877	$65,331	$61,688	$236,571	$44,165	$212,122

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$189,291	$19,701	$41,904	$63,464	$16,887	$47,335
Office	202,804	10,254	41,803	81,629	8,089	61,029
Nursing homes/assisted living	114,769	-	-	89,654	5,974	19,141
Hotel/motel	111,998	11,700	18,013	38,238	33,934	10,113
Industrial	46,423	5,409	4,892	11,581	1,130	23,411
Health care	25,949	2,414	-	23,498	37	-
Convenience stores	10,679	245	-	5,491	1,238	3,705
Other	147,212	4,942	18,269	67,990	9,054	46,957
Total income producing loans	849,125	54,665	124,881	381,545	76,343	211,691

Owner-occupied:
Office	128,248	6,554	16,831	63,820	10,617	30,426
Churches	98,364	3,839	3,195	49,382	31,599	10,349
Industrial warehouses	116,876	3,338	4,037	62,513	7,677	39,311
Health care	112,555	14,333	8,535	63,308	7,519	18,860
Convenience stores	50,561	504	1,546	32,873	2,766	12,872
Retail	38,566	2,014	4,101	25,754	3,339	3,358
Restaurants	31,566	1,621	1,984	23,147	3,613	1,201
Auto dealerships	7,847	-	100	6,196	1,529	22
Other	119,485	4,639	3,731	67,564	5,487	38,064
Total owner-occupied loans	704,068	36,842	44,060	394,557	74,146	154,463
Loans secured by nonfarm, nonresidential properties	$1,553,193	$91,507	$168,941	$776,102	$150,489	$366,154

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2014 ($ in thousands) (unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Securities – taxable	2.59%	2.35%	2.35%	2.39%	2.30%	2.42%	2.27%
Securities – nontaxable	4.20%	4.20%	4.27%	4.31%	4.28%	4.24%	4.32%
Securities – total	2.67%	2.44%	2.45%	2.50%	2.40%	2.52%	2.38%
Loans - LHFI & LHFS	4.32%	4.36%	4.53%	4.51%	4.55%	4.43%	4.68%
Acquired loans	9.38%	14.98%	13.40%	8.67%	10.95%	11.52%	9.11%
Loans - total	4.73%	5.29%	5.43%	5.00%	5.36%	5.11%	5.24%
FF sold & rev repo	0.94%	0.84%	0.91%	0.31%	0.50%	0.63%	0.37%
Other earning assets	3.16%	3.66%	4.19%	4.13%	4.53%	3.73%	4.20%
Total earning assets	4.05%	4.34%	4.42%	4.15%	4.35%	4.24%	4.27%

Interest-bearing deposits	0.20%	0.21%	0.22%	0.24%	0.27%	0.22%	0.28%
FF pch & repo	0.14%	0.13%	0.11%	0.11%	0.11%	0.13%	0.12%
Other borrowings	1.20%	1.88%	3.07%	2.99%	2.96%	1.94%	3.05%
Total interest-bearing liabilities	0.26%	0.27%	0.28%	0.30%	0.33%	0.28%	0.34%

Net interest margin	3.86%	4.14%	4.21%	3.92%	4.10%	4.03%	4.01%
Net interest margin excluding acquired loans	3.54%	3.47%	3.55%	3.52%	3.48%	3.52%	3.55%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin decreased 28 basis points during the fourth quarter of 2014 primarily due to a decline in recoveries on acquired loans from $8.7 million during the third quarter of 2014 to $2.0 million during the fourth quarter of 2014, which was partially offset by yield maintenance payments on prepaid securities of $2.2 million.

Excluding the recoveries on acquired loans, the yield on average acquired loans totaled 8.0% during the fourth quarter of 2014.  The net interest margin, excluding acquired loans and yield maintenance payments on prepaid securities, totaled 3.46% during the fourth quarter of 2014.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $61 thousand and $1.0 million for the quarters ended December 31, 2014 and 2013, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Mortgage servicing income, net	$4,814	$4,674	$4,592	$4,539	$4,688	$18,619	$17,892
Change in fair value-MSR from runoff	(1,999)	(2,364)	(2,391)	(1,812)	(2,182)	(8,566)	(9,805)
Gain on sales of loans, net	2,910	3,272	2,749	1,839	2,202	10,770	26,429
Other, net	132	(323)	695	400	(533)	904	(4,719)
Mortgage banking income before hedge ineffectiveness	5,857	5,259	5,645	4,966	4,175	21,727	29,797
Change in fair value-MSR from market changes	(4,142)	700	(3,038)	(723)	3,937	(7,203)	11,818
Change in fair value of derivatives	4,203	(117)	3,584	2,586	(2,926)	10,256	(8,111)
Net positive hedge ineffectiveness	61	583	546	1,863	1,011	3,053	3,707
Mortgage banking, net	$5,918	$5,842	$6,191	$6,829	$5,186	$24,780	$33,504

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2014 ($ in thousands) (unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Partnership amortization for tax credit purposes	$(2,806)	$(3,006)	$(3,006)	$(3,006)	$(5,642)	$(11,824)	$(12,368)
(Decrease) increase in FDIC indemnification asset	(735)	(452)	(999)	(688)	(2,429)	(2,874)	(5,900)
Other miscellaneous income	4,137	3,298	4,204	3,673	3,269	15,312	10,295
Total other, net	$596	$(160)	$199	$(21)	$(4,802)	$614	$(7,973)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the fourth quarter of 2014, other noninterest income included a write-down of the FDIC indemnification asset of $735 thousand on acquired covered loans obtained from Heritage as a result of loan pay-offs, improved cash flow projections and lower loss expectations for loan pools.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Loan expense	$3,312	$3,070	$3,107	$3,464	$4,419	$12,953	$15,071
Non-routine transaction expenses on acquisitions	-	-	-	-	-	-	7,920
Amortization of intangibles	2,123	2,150	2,190	2,293	2,434	8,756	8,814
Other miscellaneous expense	8,985	7,744	7,934	7,495	8,555	32,158	33,756
Total other expense	$14,420	$12,964	$13,231	$13,252	$15,408	$53,867	$65,561

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2014 ($ in thousands) (unaudited)

Note 6 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Year Ended
			12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
	TANGIBLE EQUITY
	AVERAGE BALANCES
	Total shareholders' equity		$1,422,268	$1,412,857	$1,392,240	$1,367,663	$1,346,975	$1,398,945	$1,337,597
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(372,720)	(372,468)	(367,281)	(358,270)
	Identifiable intangible assets		(34,411)	(36,553)	(38,711)	(41,015)	(43,532)	(37,651)	(43,307)
	Total average tangible equity		$1,022,357	$1,010,804	$988,029	$953,928	$930,975	$994,013	$936,020

	PERIOD END BALANCES
	Total shareholders' equity		$1,419,940	$1,415,098	$1,399,891	$1,373,895	$1,354,953
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(372,851)
	Identifiable intangible assets		(33,234)	(35,357)	(37,506)	(39,697)	(41,990)
	Total tangible equity	(a)	$1,021,206	$1,014,241	$996,885	$968,698	$940,112

	TANGIBLE ASSETS
	Total assets		$12,250,633	$12,096,316	$12,119,996	$12,057,054	$11,790,383
Less:	Goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(372,851)
	Identifiable intangible assets		(33,234)	(35,357)	(37,506)	(39,697)	(41,990)
	Total tangible assets	(b)	$11,851,899	$11,695,459	$11,716,990	$11,651,857	$11,375,542

	Risk-weighted assets	(c)	$8,387,799	$8,287,608	$8,175,622	$8,016,482	$7,916,378

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income		$28,073	$33,589	$32,897	$29,003	$28,039	$123,562	$117,060
Plus:	Intangible amortization net of tax		1,312	1,328	1,353	1,417	1,503	5,410	5,442
Net income adjusted for intangible amortization			$29,385	$34,917	$34,250	$30,420	$29,542	$128,972	$122,502

	Period end common shares outstanding	(d)	67,481,992	67,439,788	67,439,788	67,439,562	67,372,980

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible equity 1		11.40%	13.70%	13.90%	12.93%	12.59%	12.97%	13.09%
	Tangible equity/tangible assets	(a)/(b)	8.62%	8.67%	8.51%	8.31%	8.26%
	Tangible equity/risk-weighted assets	(a)/(c)	12.17%	12.24%	12.19%	12.08%	11.88%
	Tangible book value	(a)/(d)*1,000	$15.13	$15.04	$14.78	$14.36	$13.95

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,419,940	$1,415,098	$1,399,891	$1,373,895	$1,354,953
	Eliminate qualifying AOCI		42,484	34,365	30,557	38,497	43,731
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	60,000
	Disallowed goodwill		(365,500)	(365,500)	(365,500)	(365,500)	(372,851)
Adj to goodwill allowed for deferred taxes			15,855	15,503	15,150	14,798	14,445
	Other disallowed intangibles		(33,234)	(35,357)	(37,506)	(39,697)	(41,990)
	Disallowed servicing intangible		(6,436)	(6,709)	(6,505)	(6,761)	(6,783)
	Disallowed deferred taxes		(3,479)	(1,234)	(5,134)	(23,969)	(24,647)
	Total tier 1 capital		1,129,630	1,116,166	1,090,953	1,051,263	1,026,858
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$1,069,630	$1,056,166	$1,030,953	$991,263	$966,858

	Tier 1 common risk-based capital ratio	(e)/(c)	12.75%	12.74%	12.61%	12.37%	12.21%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

# Fourth Quarter & Fiscal Year 2014 Financial Results

*January 27, 2015*

Trustmark
Banking and Financial Solutions

Memphis
Jackson
Mobile
Destin
Houston

*Building a Premier Regional Financial Services Organization*

# Fourth Quarter and Year in Review

## A year of significant accomplishments; 2014 EPS of $1.83 – up 4.6% from prior year

- ✓ **Solid growth in legacy loan portfolio in 2014:** increased at an annualized rate of 7.2% from prior quarter and 11.2% from prior year
- ✓ **Acquired loans performance:** interest income on acquired loans declined in the fourth quarter due to a lower level of recoveries, while the acquired loan yield was in-line with expectations
- ✓ **Continued resolution of problem assets and solid asset quality metrics:** other real estate decreased 4.7% from the prior quarter; ALL represented 180.95% of nonperforming loans, excluding impaired loans
- ✓ **Well diversified deposit base serves as an excellent, low-cost source of funds:** average noninterest-bearing deposits represented 29.0% of average total deposits in the fourth quarter
- ✓ **Income statement highlights:** revenue expanded to $578.5 million in 2014, the highest level in Trustmark's 125-year history; continued realignment of branch network to enhance efficiency and revenue growth
- ✓ **Capital management:** solid capital position reflects consistent profitability of our diversified financial services businesses

| At December 31, 2014: | |
|---|---|
| Total Assets | $12.3 billion |
| Total Loans (HFI & Acquired) | $7.0 billion |
| Total Deposits | $9.7 billion |
| Banking Centers | 205 |

| 2014: | Q4-14 | 12-31-14 YTD |
|---|---|---|
| Net Income | $28.1 million | $123.6 million |
| EPS – Diluted | $0.42 | $1.83 |
| Dividends / Share | $0.23 | $0.92 |
| ROATE | 11.40% | 12.97% |
| ROAA | 0.92% | 1.03% |
| Tangible Equity / Tangible Assets | | 8.62% |
| Total Risk-Based Capital Ratio | | 14.56% |

Source: Company reports

3

Trustmark Banking and Financial Solutions

# Continued Growth in Loan Portfolio

## Solid growth in legacy loan portfolio in 2014

- ✓ Loans held for investment ("HFI") increased by $115.8 million, or at an annualized rate of 7.2%, to $6.4 billion from the prior quarter; for the year, loans HFI increased by $650.6 million, or 11.2%
- ✓ Total loans (HFI & Acquired) grew by $73.1 million, or at an annualized rate of 4.2%, from the prior quarter and $395.8 million, or 6.0%, from the prior year
- ✓ Trustmark had total energy sector exposure of $432 million with outstanding balances of $208 million at December 31, 2014; Trustmark has no loan exposure where the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves

### Loans HFI Dollar Growth by Type

*($ in millions)*

| Type | Balance | Linked Quarter | Year-to-Date |
|---|---|---|---|
| Loans secured by real estate: | | | |
| Const., land dev. and other land loans | $ 620 | $ 39 | $ 23 |
| Secured by 1-4 family residential prop. | 1,634 | 9 | 149 |
| Secured by nonfarm, nonresidential prop. | 1,553 | (8) | 138 |
| Other real estate secured | 254 | 14 | 64 |
| Commercial and industrial loans | 1,270 | 23 | 113 |
| Consumer loans | 168 | (1) | 3 |
| Other loans | 950 | 39 | 161 |
| Loans HFI | $ 6,449 | $ 115 | $ 651 |

### Loans HFI

*($ in millions)*

$5,799
$5,924
$6,187
$6,334
$6,449
Dollar Change:
$125
$263
$147
$115
Q4-13
Q1-14
Q2-14
Q3-14
Q4-14

### Loans HFI Dollar Growth by Region (12-31-14 YTD)

*($ in millions)*

$246
$29
$262
$14
$100
Alabama
Florida
Mississippi(1)
Tennessee(2)
Texas

(1) Mississippi includes Central and Southern Mississippi Regions
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

Source: Company reports

4

Trustmark Banking and Financial Solutions

# Acquired Loan Portfolio

## Performance of acquired loans

- ✓ Acquired loan yield in the fourth quarter totaled 9.38% and included recoveries from settlement of debt of $2.0 million, which represented approximately 1.38% of the total yield on acquired loans
- ✓ We expect the yield on acquired loans (excl. recoveries) for the first quarter to be in the 6.5% - 7.5% range, reflecting our most recent re-estimation of cash flows
- ✓ Based upon most recent cash flow analyses, we anticipate acquired loan balances (excl. any settlement of debt) to decline by ~$50 million for the first quarter

**Interest Income & Impairment – Acquired Loans**

| ($ in thousands) | Q4-13 | Q1-14 | Q2-14 | Q3-14 | Q4-14 |
|---|---|---|---|---|---|
| Acq. loan accretion / int. | $ 14,097 | $ 12,975 | $ 14,310 | $ 14,462 | $ 11,509 |
| Acq. recoveries | 9,287 | 3,811 | 8,940 | 8,738 | 1,991 |
| Interest income on acq. loans | $ 23,384 | $ 16,786 | $ 23,250 | $ 23,200 | $ 13,500 |
| Provision for acq. loan losses | $ 4,169 | $ 63 | $ 3,784 | $ 1,145 | $ 1,179 |
| Net acq. loan contribution [1] | $ 19,215 | $ 16,723 | $ 19,466 | $ 22,055 | $ 12,321 |
| Acq. loan yield | 6.60% | 6.70% | 8.25% | 9.34% | 8.00% |
| Acq. loan recoveries yield | 4.35% | 1.97% | 5.15% | 5.64% | 1.38% |
| Total yield on acq. loans | 10.95% | 8.67% | 13.40% | 14.98% | 9.38% |

(1) Net interest income on acquired loans - Provision for acquired loan losses

**Acquired Loans**

*($ in millions)*

$804
$746
$647
$592
$549
Dollar Change:
($58)
($99)
($55)
($43)
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14

Source: Company reports

**Accretable Yield**

*($ in millions)*

$109
$105
$93
$83
$77
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14

5

Trustmark
Banking and Financial Solutions

# Credit Risk Management

## Continued resolution of problem assets and solid asset quality metrics

- ✓ Other real estate decreased 4.7% from the prior quarter and 13.2% from the prior year
- ✓ Nonperforming loans totaled $79.3 million, an decrease of $9.0 million from the prior quarter and an increase of $14.1 million from the prior year
  - The year-over-year increase is primarily the result of a few significant substandard credit relationships migrating to nonaccrual status during the year
- ✓ Net recoveries for the fourth quarter totaled $875 thousand and represented -0.05% of average loans
- ✓ Classified loans decreased by 5.4%, while criticized loan balances decreased by 14.7% relative to the prior quarter
  - Relative to the prior year, classified loan balances decreased 12.3%, while criticized loan balances decline 15.9%
- ✓ Allowance for loan losses represented 180.95% of nonperforming loans, excluding impaired loans

**Other Real Estate**

*($ in millions)*

$107
$112
$107
$97
$93
Dollar Change:
$5
($5)
($10)
($4)
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14

**ALL / Nonperforming Loans (excl. Impaired Loans)**

190.70%
180.86%
159.71%
178.81%
180.95%
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14

Source: Company reports

6

Trustmark
Banking and Financial Solutions

# Attractive, Low-Cost Deposit Base

## Well diversified deposit base serves as an excellent, low-cost source of funds

**Deposit Mix – Average Balance**

*($ in millions)*

$9,673
$9,952
$9,901
$9,696
$9,533
27%
26%
27%
29%
29%
73%
74%
73%
71%
71%
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Interest-bearing
Noninterest-bearing

| | | | | | |
|---|---|---|---|---|---|
| Cost of Deposits | 0.20% | 0.18% | 0.16% | 0.15% | 0.14% |

**Deposit Mix By Type – Q4-14 Ending Balance**

*($ in millions)*

Time Deposits $1,947
20%
Savings $660
7%
Nonint.-Bearing DDA $2,749
28%
16%
MMDA $1,512
29%
Interest Checking $2,830

**Total Deposits at December 31, 2014 – $9,698**

Source: Company reports

7

Trustmark Banking and Financial Solutions

# Income Statement Highlights – Revenue

## Net Interest Income – FTE

*($ in millions)*

$106
$99
$109
$110
$103
$23
$17
$23
$23
$14
$83
$82
$86
$87
$89
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Net Interest Income (excl. Acq. Loans)
Net Interest Income on Acq. Loans

## Noninterest Income

*($ in millions)*

$39
$44
$44
$43
$42
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14(1)
Q4 - 14(1)

(1) Reflects Durbin-related reduction in interchange income of approximately $2.5 million a quarter

## Net Interest Margin

4.10%
3.92%
4.21%
4.14%
3.86%
3.48%
3.52%
3.55%
3.47%
3.54%
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
NIM
NIM (excl. acquired loans)

## Noninterest Income Mix – Q4-14

*($ in millions)*

Mortgage banking, net $6
Bank card and other fees $7
Service charges on deposit accounts $13
Insurance commissions $8
Wealth management $8
14%
16%
30%
20%
19%

Source: Company reports

Note: "Other, net" accounts for 1% of Noninterest Income

8

Trustmark Banking and Financial Solutions

# Income Statement Highlights – Noninterest Expense

## Routine noninterest expense remained well-controlled

- ✓ Continued realignment of branch network – consolidated two banking centers with limited growth opportunities in the fourth quarter; consolidated five banking centers and opened three new offices in 2014
- ✓ Excluding ORE and intangible amortization of $5.4 million, noninterest expense in the fourth quarter totaled $99.1 million, an increase of $2.0 million from the prior quarter
  - Additional year-end incentive accrual of $1.3 million, which was offset by reduced commissions of $742 thousand
  - Other expense increased $1.5 million, reflecting an increase in contingency reserves
- ✓ ORE and foreclosure expense increased $2.3 million from the prior quarter, but was down $3.7 million in 2014 relative to the prior year

**Noninterest Expense**

*($ in millions)*

$105
$5
$100
$102
$6
$96
$103
$6
$97
$100
$3
$97
$104
$5
$99
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14
Noninterest Expense (excl. ORE and Intangible Amortization)
ORE/Intangible Amortization

Source: Company reports

9

Trustmark
Banking and Financial Solutions

# Capital Management

**Solid capital position reflects consistent profitability of our diversified financial services businesses**

**Tangible Equity / Tangible Assets**

8.26%
8.31%
8.51%
8.67%
8.62%
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14

**Tier 1 Common Risk-based Capital Ratio**

12.21%
12.37%
12.61%
12.74%
12.75%
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14

**Total Risk-based Capital Ratio**

14.18%
14.34%
14.54%
14.70%
14.56%
Q4 - 13
Q1 - 14
Q2 - 14
Q3 - 14
Q4 - 14

Source: Company reports

10

Trustmark Banking and Financial Solutions

# Strategic Priorities to Enhance Shareholder Value

## ✓ Profitable revenue generation

- Create and expand customer relationships
- Loan growth
- Noninterest income – deposit services, wealth management, insurance
- Business development and cross-selling

## ✓ Credit quality

- Maintain disciplined underwriting and pricing
- Resolution of problem assets

## ✓ Process improvement and expense management

- Appointment of Chief Administrative Officer
- Performance Measurement
- Market Optimization
- Business Process Improvement

## ✓ Effective risk management

- Ensure regulatory compliance
- Create value-added proposition…manage businesses more effectively

## ✓ Leverage existing infrastructure investments

- Enterprise-wide analytics system
- Network operations center
- ATM fleet with deposit automation
- Cybersecurity and fraud detection system

## ✓ Mergers and acquisitions

- In-market consolidation
- Expand to additional attractive markets
- Patience and discipline

11

Trustmark
Banking and Financial Solutions